UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2005

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Employment Agreement with Nigel Travis

On January 30, 2005, Papa John’s International, Inc. (the “Company”), entered into an Employment Agreement (the “Agreement”) with Nigel Travis, effective January 31, 2005.  Under the Agreement, effective April 1, 2005, Mr. Travis will become President and Chief Executive Officer of the Company; until April 1 Mr. Travis will work on a part-time basis and hold the title of Executive Vice President.  He was also appointed by the Board of Directors of the Company as a director.  The following summary of the material terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

The Agreement provides for the employment of Mr. Travis for a term of five (5) years, unless the Agreement is terminated earlier in accordance with its terms.  The Agreement provides for a base annual salary of $730,000 when Mr. Travis becomes President and Chief Executive Officer and a base annual salary of $146,000 during Mr. Travis’s part-time service as Executive Vice President.  The Agreement provides for a grant on January 31, 2005, of an option to purchase 200,000 shares of the Company’s common stock under the Company’s 1999 Team Member Stock Ownership Plan (the “Plan”).  In addition, pursuant to the Company’s new executive officer incentive compensation guidelines, during each year of the Agreement (prorated for 2005) Mr. Travis will (a) be eligible to receive an annual bonus targeted at 100% of base salary, with a maximum payout equal to 190% of base salary, currently based upon the Company’s achievement of certain target levels of operating income, comparable store sales growth and restaurant-level transactions; (b) receive an option to purchase 85,000 shares of the Company’s common stock under the Plan; (c) receive an award of 10,000 performance shares under the Plan, payable in cash, measured over a three-year performance period based on total return to the Company’s shareholders compared to a peer group of companies; and (d) receive an additional grant of an option to purchase up to 20,000 shares of the Company’s common stock, representing two times the number of shares of the Company’s common stock Mr. Travis purchases on the open market or owns and designates under the compensation guidelines.  The Agreement provides Mr. Travis with the one-time right, in lieu of receiving the matching stock option grant in 2006 and 2007, to receive an option in 2005 to purchase up to 60,000 shares of the Company’s common stock, representing two times the number of shares of the Company’s common stock Mr. Travis purchases on the open market or owns and designates under the compensation guidelines in 2005.  All stock options granted or to be granted to Mr. Travis as described above will be granted at fair market value (defined in the Plan as the closing price of the common stock on the grant date), vest after two years and have a term of five years.  The Agreement also permits Mr. Travis to participate in the Company’s deferred compensation plan, 401(k) plan, and medical, dental, life and disability insurance programs, as well as to receive other standard benefits offered by the Company to its employees from time to time.  The Agreement further provides that the Company will make a lump-sum payment to Mr. Travis in the amount of $175,000, plus a 39% gross-up payment for income taxes, to cover Mr. Travis’s expenses to be incurred in relocating his family to the Louisville, Kentucky area.

The Agreement provides for parties begin discussion of a possible renewal of the Agreement during the fifth year of the Agreement’s term.

Mr. Travis will receive severance benefits under the Agreement if the Company terminates his employment for any reason other than for “cause,” as defined in the Agreement, or if Mr. Travis terminates his employment for “good reason,” as defined in the Agreement.  In either instance Mr. Travis would be entitled to receive, if termination occurs within the first three years of employment, two years’ base salary over 24 months, or one year’s base salary over 12 months if termination occurs after three years of employment.  During the severance period Mr. Travis would be retained as a consultant.

* * *

Item 5.02.  Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Following execution of the Agreement described under Item 1.01 in this Current Report, Nigel Travis accepted appointments as Executive Vice President of the Company, effective January 31, 2005, through March 31, 2005, and, effective April 1, 2005, as President and Chief Executive Officer of the Company.  Mr. Travis also was appointed by the Board of Directors of the Company, effective January 31, 2005, as a director, to serve in the class of directors whose terms expire at the Company’s 2005 Annual Meeting of the Company’s shareholders, and the Board of Directors also determined that at the 2005 Annual Meeting Mr. Travis will be nominated as a director for a three-year term to expire at the 2008 Annual Meeting.

From 2001 until 2004, Mr. Travis served as President and Chief Operating Officer of Blockbuster Inc., a global provider of in-home rental and retail movie and game entertainment, where he was responsible for worldwide store operations, product and merchandising, development, marketing and blockbuster.com.  From 1994 to 2001, Mr. Travis held various leadership positions at Blockbuster, including:  Executive Vice President and President, Worldwide Stores Division (1999-2001); Executive Vice President and President, Worldwide Retail Operations (1998-99); Executive Vice President and President, International Operations (1997-98); and Senior Vice President, Europe (1994-97).

From 1985 to 1994, Travis served in various capacities for Grand Metropolitan PLC of London, England, including leadership positions at Burger King Corporation for five years.  From 1991 to 1994, Travis served as Managing Director, EMEA for Burger King, responsible for operations in Europe, the Middle East and Africa.  From 1989 to 1991, Travis was Senior Vice President, Human Resources for Burger King.

Mr. Travis is not related to any other director or executive officer of the Company and has no relationships or transactions with the Company outside the context of his employment under the Agreement.  Mr. Travis, who is 55 years old, also serves as a director of The Bombay Company, Inc.  The Board has not yet made any determination as to Mr. Travis’s possible service on a Board committee.

Effective April 1, 2005, when Mr. Travis becomes President and Chief Executive Officer of the Company, John H. Schnatter, who currently is Chairman of the Board, Chief Executive Officer and President of the Company, will continue to chair the Board and will remain an executive officer with the title of Executive Chairman.

* * *

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

10.1	Employment Agreement dated as of January 31, 2005, between Papa John’s International, Inc. and Nigel Travis

99.1	Press Release dated January 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: February 3, 2005	/s/ J. David Flanery
J. David Flanery
Senior Vice President and Chief Financial Officer